                                              Filed Pursuant to Rule 424(b)(3)
                                               Registration File No.: 333-34149


                                                                   Amendment #2
PROSPECTUS DATED AUGUST 22, 1997                    PRICING SUPPLEMENT NO. 2 TO
PROSPECTUS SUPPLEMENT                      REGISTRATION STATEMENT NO. 333-34149
DATED SEPTEMBER 3, 1997                                            MAY 28, 1998
                                                                 RULE 424(b)(3)

AMENDMENT #2: AMENDED PROSPECTUS SUPPLEMENT DATE.

                    DONALDSON, LUFKIN & JENRETTE, INC.
                           MEDIUM-TERM NOTES
                 Due Nine Months or More from Date of Issue

The Medium-Term Notes, as further described below and in the Prospectus Supplement under Description Notes, will bear interest from the date of issuance until the principal amount thereof is paid or made available for payment at the rate set forth below.


Principal Amount:          $25,000,000                    Optional Conversion:      N/A

Price To Public:           100.00%                        Notice Date;              N/A
Underwriting Discount:       0.45%
Proceeds To Issuer:         99.55%                        Conversion Date:          N/A

Settlement Date            May 7, 1998                    Interest Rate:            N/A
(Original Issue Date):

Specified Currency:        US Dollars                     Day Count:                N/A

Authorized Denomination:   $1,000                         Interest Payment Dates:   N/A

Maturity Date:             May 15, 2003                   First Payment:            N/A

Interest Rate:             6.28%                          Optional Repayment Date:  Non-Call/Life
  First Coupon:
  Last Coupon:                                            Initial Redemption Date:  N/A

Day Count:                 30/360                         Initial Redemption        N/A
                                                          Percentage:

Interest Payment Dates:    Semi-annually                  Annual Redemption         N/A
                           May 15th, November 15th        Percentage Reduction:

Interest Determination     N/A                            Book Entry Note or        B/E
Date:                                                     Certificated Note:

First Payment:             November 15, 1998              Total Amount of OID:      N/A

                                                          CUSIP:                    25766CAK0


Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.

                       DONALDSON, LUFKIN & JENRETTE
                          SECURITIES CORPORATION